Exhibit 99.1

Alliance Entertainment Reports First Quarter Fiscal Year 2026 Results

Revenue up 11% to $254M, driven by strength in physical media and collectibles

Adjusted EBITDA up 259% to $12.2M; Gross Margin expands 340 basis points to 14.6%

Net Income increased to $4.9M, or $0.10 per share, compared to $0.4M in Q1 FY25

AI Implementation delivering early productivity gains across sales and operations

Strengthened balance sheet, ending quarter with $53.2M in working capital; Interest Expense down 17% year-over-year

PLANTATION, Fla., November 12, 2025 (GLOBE NEWSWIRE) — Alliance Entertainment Holding Corporation (Nasdaq: AENT), a premier distributor, logistics provider, and omnichannel fulfillment partner to the entertainment and pop culture collectibles industry, supplying more than 340,000 unique SKUs across music, video, video games, licensed merchandise, and exclusive collectibles to over 35,000 retail and e-commerce storefronts, reported its financial and operational results for its fiscal first quarter ended September 30, 2025.

First Quarter FY 2026 Highlights

●	Revenue and Profit Growth: Net revenues rose 11% year-over-year to $254 million, reflecting continued strength across physical media, collectibles, and direct-to-consumer channels. Gross profit increased 46% to $37.2 million, with gross margin expanding 340 basis points to 14.6%. Net income was $4.9 million, or $0.10 per diluted share, up from $0.4 million in the prior-year quarter. Adjusted EBITDA grew 259% to $12.2 million, demonstrating meaningful leverage from higher-margin content and disciplined expense management. Adjusted EBITDA margin improved by 330 basis points to 4.8%. A reconciliation of non-GAAP financial measures to the most comparable GAAP measure is provided at the end of this release.

●	AI-Driven Sales and Efficiency Gains: The Company is already realizing tangible benefits from its newly deployed AI tools across sales and operations. Integration of HubSpot Sales Hub and Microsoft Co-Pilot is enhancing sales enablement, lead prioritization, and content automation, streamlining workflows and improving conversion rates as Alliance enters the holiday selling season. These early results validate management’s focus on technology-driven productivity and margin expansion.

●	Strong Performance in Physical Media: Physical movie sales increased 59% year-over-year to $84 million, benefiting from the exclusive Paramount Pictures distribution agreement and robust demand for premium 4K and SteelBook formats. Vinyl sales rose 8% to $75.8 million, reflecting healthy consumer interest in collector-grade releases.

●	Collectibles Growth and Brand Momentum: Collectibles revenue advanced 32% to $6.4 million, driven by expanded retail placement for the Company’s owned brand Handmade by Robots™ and strong sell-through of exclusive licensed merchandise across major franchises. Recent launches under the Master Replicas label further enhanced the portfolio with premium sci-fi replicas from Star Trek, Dune, and Blade Runner.

●	Operational Discipline: Distribution and fulfillment expenses remained consistent at 3.9% of net revenue, reflecting continued operational efficiency from warehouse automation and centralized fulfillment initiatives.

●	Strategic Investment in Growth Infrastructure: Selling, general, and administrative (SG&A) expenses represented 5.9% of net revenue, compared to 5.7% in the prior-year quarter, reflecting targeted investments in technology, infrastructure, and personnel to support exclusive content partnerships and long-term scalability. These investments strengthen operational capabilities and position the Company for sustained growth and efficiency gains.

●	Balance Sheet and Liquidity Strength: Alliance ended the quarter with $3.2 million in cash and working capital of $53.2 million , reflecting efficient management of inventory and payables. Inventory increased to $121.7 million, supporting holiday-season demand and expanded content partnerships, while accounts payable totaled $173.8 million. Interest expense declined 17% year-over-year, driven by a lower average revolver balance and improved rates. Subsequent to quarter-end, the Company refinanced its asset-based lending agreement with a new $120 million senior secured credit facility from Bank of America, enhancing liquidity and financial flexibility. Availability increased to $61 million from $32 million a year ago.

“Our first quarter results reflect a strong start to fiscal 2026 and demonstrate the continued resilience of Alliance’s business model,” commented Jeff Walker, Chief Executive Officer of Alliance Entertainment. “We delivered solid top-line growth and a significant improvement in profitability, driven by high-margin content, disciplined cost management, and growing demand across our omnichannel distribution and fulfillment platform.

“Physical media remains a powerful driver, led by our exclusive Paramount Pictures agreement and sustained interest in premium 4K and SteelBook formats. Our owned and licensed collectibles brands also continue to expand, with Handmade by Robots™ and Master Replicas performing ahead of expectations. At the same time, our Consumer Direct Fulfillment channel remains a cornerstone of our model—capital-light, scalable, and increasingly critical for retailers as they navigate hybrid physical and digital demand.

“We’re also beginning to see tangible results from our AI initiative. By embedding tools such as HubSpot and Microsoft Co-Pilot into our workflows, we’re improving sales enablement, speed to market, and customer responsiveness. These innovations are making our teams more productive and our operations more agile heading into the holiday season, which historically represents our strongest quarter of the year.

“With disciplined execution, exclusive content, and a more technologically enabled platform, Alliance is better positioned than ever to support our partners, capture share in growth categories, and deliver sustainable long-term value for our shareholders,” concluded Walker.

Amanda Gnecco, Chief Financial Officer of Alliance Entertainment, added, “Our performance this quarter reflects more than numbers; it reflects momentum. We’re building a stronger, smarter, and more scalable business, positioned for long-term value creation. The quarter continued the profitability trend we established last year, with significant margin expansion, higher earnings, and improved cash generation. Gross margin rose 340 basis points, Adjusted EBITDA grew nearly threefold, and net income reached $4.9 million compared to just $0.4 million in the prior-year period. These results reflect a more profitable mix of exclusive content, operating discipline, and efficiencies from automation and AI integration.

“For the trailing 12-months ended September 30, 2025, EBITDA improved to approximately $41.7 million, up from $23.3 million in the 12-months ended September 30, 2024, reflecting continued gains in profitability and operating leverage. Earnings per share in the 12-months ended September 30, 2025, rose to $0.38, up from $0.17 in the 12-months ended September 30, 2024, demonstrating the steady earnings progression and efficiency of our model.

“We also strengthened the balance sheet. Our working capital management remains disciplined, interest expense declined 17% year-over-year, and subsequent to quarter-end we refinanced our credit facility with a new $120 million senior secured revolver from Bank of America. This enhances liquidity and flexibility as we enter the peak holiday quarter, supporting both inventory readiness and future growth investments.

“Looking ahead, we remain focused on sustaining profitability and cash generation while scaling AI adoption to unlock further productivity gains across sales, operations, and fulfillment. Our platform is built for efficiency and scalability, and with strong liquidity and a growing base of exclusive content, we believe we are well positioned to drive continued earnings growth and long-term shareholder value,” concluded Gnecco.

First Quarter FY 2026 Financial Results

●	Net revenues for the fiscal first quarter ended September 30, 2025, were $254 million, up 11% compared to $229 million in the same period of fiscal 2025.

●	Gross profit for the fiscal first quarter ended September 30, 2025, was $37.2 million, up 46% compared to $25.5 million in the same period of fiscal 2025.

●	Gross margin for the fiscal first quarter ended September 30, 2025, was 14.6%, up 340 basis points from 11.2% in the same period of fiscal 2025.

●	Net income for the fiscal first quarter ended September 30, 2025, was $4.9 million, or $0.10 per diluted share, compared to net income of $0.4 million, or $0.01 per diluted share for the same period of fiscal 2025.

●	Adjusted EBITDA for the fiscal first quarter ended September 30, 2025, was $12.2 million, up 259% compared to Adjusted EBITDA of $3.4 million for the same period of fiscal 2025.

Conference Call

Alliance Entertainment Chief Executive Officer Jeff Walker, Chief Financial Officer Amanda Gnecco, and Executive Chairman Bruce Ogilvie will host the conference call, which will be followed by a question-and-answer session. A presentation will accompany the call and can be viewed during the webcast or accessed via the investor relations section of the Company’s website here.

To access the call, please use the following information:

Date:	Wednesday, November 12, 2025
Time:	4:30 p.m. Eastern Time, 1:30 p.m. Pacific Time
Toll-free dial-in number:	1-877-407-0784
International dial-in number:	1-201-689-8560
Conference ID:	13756726

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact RedChip Companies at 1-407-644-4256.

The conference call will be broadcast live and available for replay at https://viavid.webcasts.com/starthere.jsp?ei=1739815&tp_key=ec898a8ffe and via the investor relations section of the Company’s website here.

A telephone replay of the call will be available approximately three hours after the call concludes and can be accessed through December 12, 2025, using the following information:

Toll-free replay number:	1-844-512-2921
International replay number:	1-412-317-6671
Replay ID:	13756726

About Alliance Entertainment

Alliance Entertainment (NASDAQ: AENT) is a premier distributor and fulfillment partner for the entertainment and pop culture collectibles industry. With more than 340,000 unique in-stock SKUs — including over 57,300 exclusive titles across compact discs, vinyl LPs, DVDs, Blu-rays, and video games — Alliance offers the largest selection of physical media in the market. Our vast catalog also includes licensed merchandise, toys, retro gaming products, and collectibles, serving over 35,000 retail locations and powering e-commerce fulfillment for leading retailers. The company’s growing collectibles portfolio includes Handmade by Robots™, a stylized vinyl figure line featuring licensed characters from leading entertainment franchises. Leveraging decades of operational expertise, exclusive licensing partnerships, and a capital-light, scalable infrastructure, Alliance is a trusted partner to the world’s top entertainment brands and retailers. Our omnichannel platform connects collectors and fans to the products, franchises, and experiences they love — across formats and generations. For more information, visit www.aent.com.

Forward Looking Statements

Certain statements included in this Press Release that are not historical facts are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding estimates and forecasts of other financial and performance metrics and projections of market opportunity. These statements are based on various assumptions, whether identified in this Press Release, and on the current expectations of Alliance’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as and must not be relied on by an investor as, a guarantee, an assurance, a prediction, or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of Alliance. These forward-looking statements are subject to a number of risks and uncertainties, including risks relating to the anticipated growth rates and market opportunities; changes in applicable laws or regulations; the ability of Alliance to execute its business model, including market acceptance of its systems and related services; Alliance’s reliance on a concentration of suppliers for its products and services; increases in Alliance’s costs, disruption of supply, or shortage of products and materials; Alliance’s dependence on a concentration of customers, and failure to add new customers or expand sales to Alliance’s existing customers; increased Alliance inventory and risk of obsolescence; Alliance’s significant amount of indebtedness; our ability to refinance our existing indebtedness; our ability to continue as a going concern absent access to sources of liquidity; risks that a breach of the revolving credit facility could result in the lender declaring a default and that the full outstanding amount under the revolving credit facility could be immediately due in full, which would have severe adverse consequences for the Company; known or future litigation and regulatory enforcement risks, including the diversion of time and attention and the additional costs and demands on Alliance’s resources; Alliance’s business being adversely affected by increased inflation, uncertainty regarding tariffs, higher interest rates and other adverse economic, business, and/or competitive factors; geopolitical risk and changes in applicable laws or regulations; as well as our financial condition and results of operations; substantial regulations, which are evolving, and unfavorable changes or failure by Alliance to comply with these regulations; product liability claims, which could harm Alliance’s financial condition and liquidity if Alliance is not able to successfully defend or insure against such claims; availability of additional capital to support business growth; and the inability of Alliance to develop and maintain effective internal controls.

For investor inquiries, please contact:

Dave Gentry

RedChip Companies, Inc.

1-800-REDCHIP (733-2447)

1-407-644-4256

AENT@redchip.com

ALLIANCE ENTERTAINMENT HOLDING CORP.

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended	Three Months Ended
($ in thousands except share and per share amounts)	September 30, 2025	September 30, 2024
Net Revenues	$253,974	$228,990
Cost of Revenues (excluding depreciation and amortization)	216,793	203,455
Operating Expenses
Distribution and Fulfillment Expense	9,920	9,018
Selling, General and Administrative Expense	15,078	13,104
Depreciation and Amortization	1,286	1,258
Transaction Costs	370	-
Restructuring Cost	-	50
Gain on Disposal of Fixed Assets	(20)	(15)
Total Operating Expenses	26,634	23,415
Operating Income	10,547	2,120
Other Expenses
Interest Expense	2,347	2,839
Change in Fair Value of Warrants	1,462	41
Total Other Expenses	3,809	2,880
Income (Loss) Before Income Tax Expense (Benefit)	6,738	(760)
Income Tax Expense (Benefit)	1,858	(1,157)
Net Income	4,880	397
Net Income per Share – Basic and Diluted	$0.10	$0.01
Weighted Average Common Shares Outstanding – Basic	50,957,370	50,957,370
Weighted Average Common Shares Outstanding – Diluted	50,996,141	50,965,970

ALLIANCE ENTERTAINMENT HOLDING CORP.

CONSOLIDATED BALANCE SHEETS

($ in thousands except per share amounts)	September 30, 2025	June 30, 2025
	(Unaudited)	(Audited)
Assets
Current Assets
Cash	$3,223	$1,236
Trade Receivables, Net of Allowance for Credit Losses of $890 and $867, respectively	94,190	95,027
Inventory, Net	121,728	102,848
Other Current Assets	23,091	19,021
Total Current Assets	242,232	218,132
Property and Equipment, Net	11,188	11,291
Operating Lease Right-of-Use Assets, Net	18,435	19,214
Goodwill	89,116	89,116
Intangibles, Net	17,631	18,475
Other Long-Term Assets	178	789
Deferred Tax Asset, Net	4,211	4,211
Total Assets	$382,991	$361,228
Liabilities and Stockholders’ Equity
Current Liabilities
Accounts Payable	$173,845	$155,300
Accrued Expenses	7,203	9,548
Current Portion of Operating Lease Obligations	3,268	3,229
Current Portion of Finance Lease Obligations	3,133	3,075
Contingent Liability	1,577	1,577
Total Current Liabilities	189,026	172,729
Revolving Credit Facility, Net	55,951	55,268
Finance Lease Obligation, Non- Current	1,127	1,931
Operating Lease Obligations, Non-Current	16,651	17,432
Shareholder Loan (subordinated), Non-Current	10,000	10,000
Warrant Liability	2,109	646
Total Liabilities	274,864	258,006
Commitments and Contingencies
Stockholders’ Equity
Preferred Stock: Par Value $0.0001 per share, Authorized 1,000,000 shares, Issued and Outstanding 0 shares as of September 30, 2025, and June 30, 2025	-	—
Common Stock: Par Value $0.0001 per share, Authorized 550,000,000 shares at September 30, 2025, and at June 30, 2025; Issued and Outstanding 50,957,370 Shares as of September 30, 2025, and June 30, 2025	5	5
Paid In Capital	48,595	48,570
Accumulated Other Comprehensive Loss	(76)	(76)
Retained Earnings	59,603	54,723
Total Stockholders’ Equity	108,127	103,222
Total Liabilities and Stockholders’ Equity	$382,991	$361,228

ALLIANCE ENTERTAINMENT HOLDING CORP.

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended	Three Months Ended
($ in thousands)	September 30, 2025	September 30, 2024
Cash Flows from Operating Activities:
Net Income	$4,880	$397
Adjustments to Reconcile Net Income to
Net Cash Used in Operating Activities:

Depreciation of Property and Equipment	442	426
Amortization of Intangible Assets	844	832
Amortization of Deferred Financing Costs (Included in Interest Expense)	351	351
Allowance for Credit Losses	79	302
Change in Fair Value of Warrants	1,462	41
Deferred Income Taxes	-	(967)
Non-cash lease expense	779	750
Stock-based Compensation Expense	25	—
(Gain) on Disposal of Fixed Assets	(20)	(15)
Changes in Assets and Liabilities
Trade Receivables	758	(10,356)
Inventory	(18,880)	(41,060)
Income Taxes Payable\Receivable	1,516	(424)
Operating Lease Right-of-Use Assets
Operating Lease Obligations	(742)	(1,176)
Other Assets	(3,459)	(486)
Accounts Payable	18,545	43,032
Accrued Expenses and Contingent Liability	(3,860)	(3,284)
Net Cash Used in Operating Activities	2,720	(11,637)
Cash Flows from Investing Activities:
Capital Expenditures	(345)	(10)
Cash (Outflow) Inflow from Asset Disposal	26	15
Net Cash (Used in) Provided By Investing Activities	(319)	5
Cash Flows from Financing Activities:
Payments on Financing Leases	(746)	(691)
Payments on Revolving Credit Facility	(234,417)	(201,660)
Borrowings on Revolving Credit Facility	234,699	217,144
Deferred Financing Cost	(50)	-
Net Cash (Used In) Provided by Financing Activities	(414)	14,793
Net Increase in Cash	1,987	3,161
Cash, Beginning of the Period	1,236	1,129
Cash, End of the Period	$3,223	$4,290
Supplemental disclosure for Cash Flow Information
Cash Paid for Interest	$2,313	$2,975
Cash Paid for Income Taxes	$342	$234

Non-GAAP Financial Measures: For the three months ended September 30, 2025, we had non-GAAP Adjusted EBITDA of approximately $12.2 million compared with Adjusted EBITDA of approximately $3.4 million in the prior year period, or a year-over-year improvement of $8.8 million. We define Adjusted EBITDA as net gain or loss adjusted to exclude: (i) income tax expense; (ii) other income (loss); (iii) interest expense; (iv) depreciation and amortization expense; and (v) other non- recurring expenses. Our method of calculating Adjusted EBITDA may differ from other companies and accordingly, this measure may not be comparable to measures used by other companies. We use Adjusted EBITDA to evaluate our own operating performance and as an integral part of our planning process. We present Adjusted EBITDA as a supplemental measure because we believe such a measure is useful to investors as a reasonable indicator of operating performance. We believe this measure is a financial metric used by many investors to compare companies. This measure is not a recognized measure of financial performance under GAAP in the United States and should not be considered as a substitute for operating earnings (losses), net earnings (loss) from continuing operations or cash flows from operating activities, as determined in accordance with GAAP. See the table below for a reconciliation, for the periods presented, of our GAAP net income (loss) to Adjusted EBITDA.

	Three Months Ended	Three Months Ended
($ in thousands)	September 30, 2025	September 30, 2024
Net Income	$4,880	$397
Add back:
Interest Expense	2,347	2,839
Income Tax Expense (Benefit)	1,858	(1,157)
Depreciation and Amortization Expense	1,286	1,258
EBITDA	$10,371	$3,337
Adjustments
Stock-based Compensation Expense	25	-
Transaction Costs	370	-
Change In Fair Value of Warrants	1,462	41
Restructuring Cost	-	50
Gain on Disposal of Property and Equipment	(20)	(15)
Adjusted EBITDA	$12,208	$3,413